TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Twelfth Amendment to Employment Agreement (the “Twelfth Amendment”) is made and entered into as of April 21, 2004, by and between KENNEDY-WILSON, INC., a Delaware corporation (the “Company”), and WILLIAM J. McMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain “Employment Agreement” dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995, January 1, 1996, May 19, 1997, August 20, 1998, August 9, 1999, January 3, 2000, October 1, 2000, April 22, 2002 and October 1, 2003 (collectively, the “Agreement”) providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified as set forth below.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of April 21, 2004:

1.	Section 2 (a) is amended such that the Term of the Agreement is extended until December 31, 2014. Therefore, the termination date of “December 31, 2009 is deleted and the termination date of “December 31, 2014” is inserted in lieu thereof.

2.	Section 4 (v.) of the Employment Agreement is added as follows:

Section 4 (v.)

a.	Entrance Fee and monthly dues (commencing May 1, 2004) for membership in Tokyo Golf Club, Japan;

Note: If Tokyo Golf Club will not allow membership fee and monthly dues to be paid directly by Company, then Company will reimburse Employee on a tax equalized and tax neutral basis.

b.	Admission Fee and monthly dues or membership in LA Country Club, Los Angeles;

Note: If LA Country Club will not allow membership fee and monthly dues to be paid directly by Company, then Company will reimburse Employee on a tax equalized and tax neutral basis.

c.	Annual premium payments of $250,000 each to be made January 2005 and January 2006 for variable annuity life Insurance policy underwritten by Mass Mutual. Reimbursement to Employee of $250,000 premium payment Employee made January 2004.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Twelfth Amendment as of the date first above written.

COMPANY

KENNEDY-WILSON, INC. A Delaware corporation

/s/ JAMES C. OZELLO	/s/ KENT Y. MOUTON

James C. Ozello, Acting Secretary Compensation/Stock Option Committee	Kent Y. Mouton Chairman, Compensation/Stock Option Committee

EMPLOYEE

/s/ WILLIAM J. MCMORROW	/s/ FREEMAN LYLE

William J. McMorrow Chairman	Freeman Lyle Senior Managing Director and Chief Financial Officer

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